Exhibit 3.1


                               PRIME RETAIL, INC.

                              ARTICLES OF AMENDMENT


     Prime Retail, Inc. (the "Corporation"), a Maryland corporation having its principal office at 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by adding to the charter the following new Section 6.0.8 which shall be as follows:

         "Section 6.0.8 Required Vote. Notwithstanding any provision of law requiring the authorization of any merger or consolidation by a greater proportion that a majority of the total number of shares of Common Stock, such merger or consolidation shall be valid and effective if authorized by (i) the affirmative vote of the holders of a majority of the total number of shares of Common Stock outstanding and entitled to vote thereon and (ii) the requisite vote of holders of all other classes of capital stock outstanding and entitled to vote thereon as required by these Amended and Restated Articles of Incorporation or applicable law."

     SECOND: This amendment of the charter of the Corporation has been approved by the board of directors of the Corporation and by the common stockholders of the Corporation.

     THIRD: The Articles of Amendment shall become effective on the 30th day of October, 2003.

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     We the  undersigned  being the President  and Secretary of the  Corporation swear under penalties of perjury that the foregoing is a corporate act.



PRIME RETAIL, INC.                                 PRIME RETAIL, INC.



By:     /s/ R. Kelvin Antill                       By:     /s/ Robert A. Brvenik
        --------------------                               ---------------------
Name:   R. Kelvin Antill                           Name:   Robert A. Brvenik
Title:  Secretary                                  Title:  President



Return Address

R. Kelvin Antill
Prime Retail, Inc.
100 East Pratt Street
19th Floor
Baltimore, Maryland  21202